EXHIBIT 5.2

                             THE ROUSE COMPANY
                       10275 LITTLE PATUXENT PARKWAY
                       COLUMBIA, MARYLAND 21044-3456



May 1, 1998


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland 21044-3456

Ladies and Gentlemen:

         I have acted as counsel for The Rouse Company, a Maryland corporation (the "Company"), in connection with the preparation of (i) Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-20781) (the "Post-Effective Amendment") and (ii) a new Registration Statement on Form S-3 of the Company (together with the Post-Effective Amendment, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), collectively covering U.S. $2,251,000,000 aggregate issue amount of (i) common stock, par value
$0.01 per share, (ii) preferred stock, par value $0.01 per share, and (iii) debt securities (the "Debt Securities") to be issued from time to time by the Company. Capitalized terms used herein have the meanings specified in the Registration Statement, unless otherwise defined herein.

          In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of the Articles of Incorporation of the Company, as amended and supplemented, the Bylaws of the Company, as amended, and all corporate proceedings, records, agreements, instruments and documents, and such statutory, constitutional and other material as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

         Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed, and (iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     3. When (i) the Registration Statement has become effective under the Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, and (iii) the shares of Common Stock have been duly issued and paid for in the manner as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon the conversion or exchange of any shares of Preferred Stock that are convertible or exchangeable into Common Stock or upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock) will be validly issued, fully paid and nonassessable.

          I am a member of the Bar of the State of Maryland. The opinions expressed herein are limited to matters governed by the laws of the State of Maryland and the federal laws of the United States.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my opinion under the caption "Legal Matters" in the Prospectus and the caption "Validity of the Notes" in any Prospectus Supplement forming a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/ Bruce I. Rothschild

                                         Bruce I. Rothschild